                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT,
                           ACKNOWLEDGEMENT AND WAIVER

     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment"), dated as of March 1, 2004 by and among MISSISSIPPI POTASH, INC., a Debtor-in-Possession and a Mississippi corporation ("MPI"), EDDY POTASH, INC., a Debtor-in-Possession, a Mississippi corporation and a direct wholly owned subsidiary of MPI ("EPI" and, together with MPI, "Sellers"), INTREPID MINING NM LLC, a New Mexico limited liability company ("IMNM"), and HB POTASH LLC, a New Mexico limited liability company ("HBLLC," and, together with IMNM, "Buyers"), amends that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of November 26, 2003 by and among Sellers and Buyers. Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Asset Purchase Agreement.

     WHEREAS, the parties hereto desire to amend certain provisions of the Asset Purchase Agreement and the Disclosure Schedules thereto to, among other things, address certain rights-of-way, revise the required Closing deliveries and to include certain provisions concerning the Supplemental DIP Guarantee Release (as defined below).

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein and in the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Amendment of Section 1 (i) Section 1 of the Asset Purchase Agreement is hereby amended to include the following definition:

          "'Supplemental DIP Release' means the release and termination of all Encumbrances on the Transferred Assets imposed by the lenders pursuant to the Supplemental Post-Petition Credit Agreement (the "Supplemental Post-Petition Agreement") dated as of December 15, 2003, among MissChem, each of the parties executing the Supplemental Post-Petition Agreement under the heading "Guarantors," each of the parties executing the Supplemental Post-Petition Agreement under the heading "Investors," and DSC Chemicals, L.P., as collateral agent for the Investors, as such agreement may be amended from time to time."

          (ii) Section 1 of the Asset Purchase Agreement is hereby amended to modify the definitions of "Bank Guaranty Release" and "DIP Guaranty Release" to conform such definitions to the definition of Supplemental DIP Release above, which definitions shall be renamed the "Bank Release" and the "DIP Release."

          (iii) Section 1 of the Asset Purchase Agreement is hereby amended to add the following clause (iv) to the definition of "Excluded

     Records": "(iv) any records for which transfer is prohibited by the Health Insurance Portability and Accountability Act of 1996 ("HIPAA")."

     2. Amendment of Section 3.3. (i) The phrase "not more than five (5) and not less than three (3) Business Days" beginning in the second line of Section 3.3(a) of the Asset Purchase Agreement is hereby deleted and replaced with the phrase "not more than three (3) and not less than two (2) calendar days."

          (ii) The phrase "Not later than two (2) Business Days" beginning in the first line of Section 3.3(b) of the Asset Purchase Agreement is hereby deleted and replaced with the phrase "not more than three (3) and not less than one (1) calendar days."

     3. Amendment of Section 4.2(a). (i) Section 4.2(a)(vi) is hereby amended and restated in its entirety as follows:

                "(vi)   the Bank Release;"

          (ii) Section 4.2(a)(vii) is hereby amended and restated in its entirety as follows:

                "(vii)  the DIP Release;"

          (iii) Section 4.2(a) of the Asset Purchase Agreement is hereby amended to add the following clause (xiii):

                "(xiii) the Supplemental DIP Release."

          (iv) Section 4.2(a)(viii) of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

                "(viii) [intentionally deleted]"

          (v) Section 4.2(a)(xii) of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

                "(xii) the Records (other than the Excluded Records) to the extent that such Records are located at facilities on the Real Property;"

     4. Amendment of Section 4.2(b). Section 4.2(b)(v) of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

                "(v)    [intentionally deleted]"

     5. Amendment of Section 7.9. The phrase "At least three (3) Business Days prior to the Closing Date, IMNM shall offer" beginning in the first line of
Section 7.9 of the Asset Purchase Agreement is hereby deleted and replaced with the phrase "By the end of the first Business Day prior to the Closing Date, IMNM shall have offered."

     6. Amendment of Section 9.9. Section 9.9 of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

          "Bank Releases. Sellers shall have delivered to Buyers copies of:

          (a)   the Bank Release, the DIP Release and the Supplemental
     DIP Release;

          (b) executed copies of a recordable affidavit of Mark K. Adams acknowledging that he is trustee under each of the deeds of trust, mortgage, security agreement and financing statements set forth on Annex A attached hereto (the "Deeds of Trust") with evidence attached thereto that Harris Trust and Savings Bank tendered its resignation as administrative agent under the Amended and Restated Credit Agreement dated as of November 15, 2002, among MissChem, Harris Trust and Savings Bank, individually and as Administrative Agent, and the banks from time to time party thereto, as amended;

          (c); the release of each of the Deeds of Trust executed by Mark K. Adams as trustee; and

          (d) executed copies of the related documents evidencing the termination of Encumbrances on the Transferred Assets imposed by the applicable lenders."

     7. Amendment of Section 10.6. Section 10.6 of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

          "Bank Releases. Sellers shall have received the Bank
     Release, the DIP Release and the Supplemental DIP Release and executed copies of the related documents evidencing the termination of Encumbrances on the Transferred Assets imposed by the applicable lenders."

     8. Amendment of Section 11.2. (i) Section 11.2 of the Asset Purchase Agreement is hereby amended to add the following subsections (a) and (c):

          "(a) Following the Closing, to the extent that Records are not located at facilities on the Real Property, Sellers shall deliver the Records (other than the Excluded Records) to Buyers, including Records which constitute the financial records of Sellers with respect to the Business in a digital media format to the extent such records currently exist in a digital media format."

          "(c) Notwithstanding the foregoing, to the extent Buyers determine after the Closing that any records in their possession are Excluded Records not permitted to be transferred to Buyers pursuant to HIPAA, Buyers shall notify Sellers and, at the request of Sellers, shall either return such records to Sellers (at Sellers' expense) or destroy such records, and Buyers shall reasonably cooperate with Sellers to maintain the confidentiality of the information contained in such records. Nothing in this Section 11.2(c) shall be construed as imposing any independent obligation of Buyer to comply with HIPAA with regard to such Excluded Records."

          (ii) The existing provisions of Section 11.2 shall not be amended and shall become subsection (b) thereof.

     9. Amendment of Section 11.3. Section 11.3 of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

          "Laguna Toston. At Buyers' expense, Buyers agree to engage on behalf of Sellers a third party to provide duck hazing services at Laguna Toston in the manner currently conducted for twelve months following the Closing Date and to cooperate with Sellers to monitor the status of the conditions at Laguna Toston to the extent reasonably requested by Sellers."

     10. Transfer of Vehicles. Notwithstanding anything in the Asset Purchase Agreement to the contrary, Buyers and Sellers hereby agree that all vehicles used or held for use in the Business by either MPI or EPI shall constitute part of the MPI Transferred Assets.

     11. Disclosure Schedule, Section 5.3. Disclosure Schedule, Section 5.3 is hereby amended and restated to read as set forth on Annex B hereto effective as of the date of the Asset Purchase Agreement.

     12. Disclosure Schedule, Section 5.6. Disclosure Schedule, Section 5.6 is hereby amended and restated to read as set forth on Annex C hereto effective as of the date of the Asset Purchase Agreement.

     13.  Disclosure Schedule, Section 5.8.

     Disclosure Schedule, Section 5.8 is hereby amended and restated to read as set forth on Annex D hereto effective as of the date of the Asset Purchase Agreement.

     13. Disclosure Schedule, Section 5.17. Disclosure Schedule, Section 5.17 is hereby amended and restated to read as set forth on Annex E hereto effective as of the date of the Asset Purchase Agreement, provided that the parties acknowledge and agree that Buyers deleted the Eimco Coal and Machinery, Inc. contract from Schedule 5.17 pursuant to the Asset Purchase Agreement, as reflected in the Sale Order entered by the Bankruptcy Court on November 12, 2003, and such contract is not an Assumed Contract. The Sellers represent that the following cure amounts for contracts listed on Schedule 5.17 have been paid prior to the date of this Amendment: $7,805.55 to DBT America, Inc., $85,908.81 to Fenner Nationwide/Scandura, $9,825.65 to Highland Machinery and $180,643.89 to BNSF.

     14. Disclosure Schedule, Section 5.19. Disclosure Schedule, Section 5.19 is hereby amended and restated to read as set forth on Annex F hereto effective as of the date of the Asset Purchase Agreement.

     15. Exhibit A. Exhibit A to the Asset Purchase Agreement is hereby amended and restated to read as set forth on Annex G hereto effective as of the date of the Asset Purchase Agreement.

     16. Acknowledgment and Satisfaction of Section 7.12. The parties acknowledge that Buyers have not obtained the final approval of the BLM for the assignment of the applicable Leases from the applicable Seller to the applicable Buyer. Sellers hereby acknowledge and agree that Buyers have used their commercially reasonable efforts to obtain from the BLM the approval for the assignment of the applicable Leases from the applicable Seller to the applicable Buyer, and that Buyers have fully performed and complied with all obligations imposed on them by Section 7.12 of the Asset Purchase Agreement.

     17. Acknowledgment and Satisfaction of Section 7.13. Sellers acknowledge that a written instrument granting the relief set forth in Section 7.13 of the Asset Purchase Agreement has not been obtained from the PBGC. Buyers hereby acknowledge and agree that Sellers have used their commercially reasonable efforts to obtain from the PBGC a written instrument granting such relief and that Sellers have fully performed and complied with all obligations imposed on them by Section 7.13 of the Asset Purchase Agreement.

     18. Waiver By Buyer of Certain Closing Conditions. Buyers hereby waive (a) the closing condition set forth in Section 9.6 of the Asset Purchase Agreement with respect to the requirement that Sellers shall have obtained and delivered to Buyers the consent of the New Mexico State Land Office regarding assignment of the state potassium leases described on Disclosure Schedule, Section 5.6(a),
(b) the closing condition set forth in Section 9.6 of the Asset Purchase Agreement with respect to the Federal and State rights-of-way added to Disclosure Schedule, Sections 5.6 and 5.3, pursuant to this Amendment, (c) the closing condition set forth in Section 9.6 of the Asset Purchase Agreement with respect to the New Mexico Department of Radioactive Material License No. GA136-22 and the Department of the Treasury - Bureau of Alcohol, Tobacco and Firearms permit no. 5-NM-015-33-5C-04171 added to Disclosure Schedule, Sections
5.3 and 5.8, pursuant to this Amendment, and (d) the closing condition set forth in Section 9.10 of the Asset Purchase Agreement.

     19. Representation Regarding Bank Release and Trustee under the Deeds of Trust.

     Sellers hereby represent and warrant unto Buyers that Mark K. Adams is the trustee under the Deeds of Trust and is authorized to execute and deliver to Buyers the releases of each of the Deeds of Trust in recordable form.

     20. Counterparts. This Amendment may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     21. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, including all matters of construction, validity and performance.

     22. Jurisdiction. So long as the Bankruptcy Cases are pending, any Proceeding between the parties hereto relating to this Amendment or to any agreement, document or instrument delivered pursuant hereto or in connection with the transactions contemplated hereby, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Amendment shall be commenced and maintained exclusively in the Bankruptcy Court, and the parties hereto submit themselves unconditionally and irrevocably to the personal jurisdiction of such court.

     23. Effect of Amendment. Except as amended hereby, the terms and provisions of the Asset Purchase Agreement shall remain in full force and effect and are hereby in all respects ratified and confirmed by the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

                                        MISSISSIPPI POTASH, INC.
                                        Debtor-in-Possession


                                        By:    /s/ John M. Flynt
                                           -------------------------------------
                                        Name:  John M. Flynt
                                        Title: General Counsel

                                        EDDY POTASH, INC.
                                        Debtor-in-Possession


                                        By:    /s/ John M. Flynt
                                           -------------------------------------
                                        Name:  John M. Flynt
                                        Title: General Counsel

                                        INTREPID MINING NM LLC


                                        By:    /s/ Robert P. Jornayvaz III
                                           -------------------------------------
                                        Name:  Robert P. Jornayvaz III
                                        Title: Manager

                                        HB POTASH LLC


                                        By:    /s/ Robert P. Jornayvaz III
                                           -------------------------------------
                                        Name:  Robert P. Jornayvaz III
                                        Title: Manager

                                     Annex A

     (1) Deed of Trust, Mortgage, Security Agreement and Financing Statement with Assignment of Rents dated as of April 20, 2000, executed by Mississippi Potash, Inc. in favor of Mark K. Adams, as trustee for the benefit of the Administrative Agent, recorded with the Eddy County, New Mexico Recorder on April 28, 2000, under Reception No. 004157, Book 380, Page 283, as amended by that First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of November 15, 2002, and recorded with the Eddy County, New Mexico Recorder on November 21, 2002, under Reception No. 0212833, Book 481, Page 0721.

     (2) Deed of Trust, Mortgage, Security Agreement and Financing Statement with Assignment of Rents dated as of April 20, 2000, executed by Mississippi Potash, Inc., in favor of Mark K. Adams as trustee for the benefit of the Administrative Agent, recorded on April 27, 2000, with the Lea County, New Mexico Recorder under Reception No. 57853, Book 1014, at Page 201, as amended by that First Amendment to Deed of Trust and Security Agreement with Assignment, dated as of November 15, 2002, and recorded with the Lea County, New Mexico Recorder on November 21, 2002, under Reception No. 30291, Book 1188, Page 416.

     (3) Deed of Trust, Mortgage, Security Agreement and Financing Statement with Assignment of Rents dated as of April 20, 2000, executed by Mississippi Potash, Inc., in favor of Mark K. Adams as trustee for the benefit of the Administrative Agent, recorded on April 27, 2000, with the Lea County, New Mexico Recorder under Reception No. 57852, Book 1014, at Page 165, as amended by that First Amendment to Deed of Trust and Security Agreement with Assignment, dated as of November 15, 2002, and recorded with the Lea County, New Mexico Recorder on November 22, 2002, under Reception No. 30290, Book 1188, Page 398.

     (4) Deed of Trust, Mortgage, Security Agreement and Financing Statement with Assignment of Rents dated as of April 20, 2000, executed by Mississippi Potash, Inc. and Eddy Potash, Inc., in favor of Mark K. Adams as trustee for the benefit of the Administrative Agent, recorded on April 28, 2000, with the Eddy County, New Mexico Recorder under Reception No. 004158, Book 380, at Page 324, as amended by that First Amendment to Deed of Trust and Security Agreement with Assignment, dated as of November 15, 2002, and recorded with the Eddy County, New Mexico Recorder on November 21, 2002 under Reception No. 0212834, Book 481, Page 0747.

                                    SCHEDULES

     Certain schedules to the First Amendment to Asset Purchase Agreement, Acknowledgement and Waiver included herewith as Exhibit 2.2 have been omitted as permitted under Item 601(b)(2) of Regulation S-K. A list of the omitted schedules is set forth below.

     Mississippi Chemical Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

Annex B   Disclosure Schedule, Section 5.3    Consents and Approvals
Annex C   Disclosure Schedule, Section 5.6    Real Property
Annex D   Disclosure Schedule, Section 5.8    Permits and Environmental Permits
Annex E   Disclosure Schedule, Section 5.17   Contracts and Cure Amounts
Annex F   Disclosure Schedule, Section 5.19   Water Rights
Annex G   Schedule of Permitted Encumbrances

                                        1